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                                                               EXHIBIT 10.28

                  ADDENDUM II TO LEASE - BUSINESS PROPERTY -
                         SHORT FORM IN THE HUB TOWER


       THIS ADDENDUM II TO LEASE-BUSINESS PROPERTY-SHORT FORM (the "Lease") is made and entered into this 21st day of July, 1998 between AmerUs Properties, Inc., ("Landlord") and AmerUs Life Holdings, Inc. ("Tenant").

       1.    Section 2. Rent is amended to add the following:

             If the Landlord, its successors or assigns, should default under the terms of that certain Promissory Note dated July 17, 1998, from Landlord as Maker to Massachusetts Mutual Life Insurance Company ("Mass Mutual"), that certain Mortgage and Security Agreement dated July 17, 1998 from Landlord as Mortgagor to Mass Mutual, or that certain Assignment of Leases and Rents dated July 17, 1998 with Landlord as Assignee to Mass Mutual, the monthly rental for the Third Floor and the Fourteenth Floor shall be increased from $57,397.73 to $91,392.67.
       While this increase in the Tenant's rent is triggered by a default of the Landlord, this provision is given for the benefit of Mass Mutual and recognizes that the Landlord, at the time this is executed, is a wholly-owned subsidiary of the Tenant, and that this requirement has been relied upon by Mass Mutual to enter into the loan transaction with Landlord.

       IN WITNESS WHEREOF, this Addendum II is executed on the 21st day of July, 1998.



LANDLORD:                                     TENANT:


AMERUS PROPERTIES, INC.,                      AMERUS LIFE HOLDINGS, INC.,
an Iowa corporation                           an Iowa corporation


By: /s/ James A. McClarnon                    By: /s/ Gene Harris
   --------------------------------------         ------------------------------
   James A. McClarnon, Vice President             Gene Harris, Vice President